Exhibit 5(b)








               SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENT

     Contract made as of April 13, 1995, between PAINEWEBBER INCORPORATED ("PaineWebber"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act") and as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as a broker-dealer under the 1934 Act and as an investment adviser under the Advisers Act.
     WHEREAS PaineWebber has entered into an Investment Advisory and Administration Contract dated April 13, 1995 ("Advisory Contract") with PaineWebber/Kidder, Peabody Municipal Money Market Series ("Fund"), an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), which offers for public sale distinct series of shares of beneficial interest ("Series"), each corresponding to a distinct portfolio; and

     WHEREAS under the Advisory Contract PaineWebber has agreed to provide certain investment advisory and administrative services to the Series as now exist and as hereafter may be established; and

     WHEREAS the Advisory Contract authorizes PaineWebber to delegate certain of its duties as investment adviser and administrator under the Advisory Contract to a sub-adviser or sub-administrator; and

     WHEREAS PaineWebber wishes to retain Mitchell Hutchins as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to PaineWebber and each Series of the Fund as listed in Schedule A to this agreement, as such schedule may be revised from time to time, and Mitchell Hutchins is willing to render such services as described herein upon the terms set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   Appointment.  PaineWebber hereby appoints Mitchell Hutchins as
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its sub-adviser and sub-administrator with respect to each Series and
Mitchell Hutchins accepts such appointment and agrees that it will furnish the services set forth in Paragraph 2.






































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     2.   Services and Duties of Mitchell Hutchins.
          ----------------------------------------

     (a) Subject to the supervision of the Board of Trustees ("Board") and PaineWebber, Mitchell Hutchins will provide a continuous investment program for each Series, including investment research and management with respect to all securities, investments and cash equivalents held in the portfolio of each Series. Mitchell Hutchins will determine from time to time what investments will be purchased, retained or sold by each Series. Mitchell Hutchins will be responsible for placing purchase and sale orders for investments and for other related transactions. Mitchell Hutchins will provide services under this agreement in accordance with the Series' investment objective, policies and restrictions as stated in the Series' Prospectuses.

     (b) Mitchell Hutchins agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Mitchell Hutchins may, in its discretion, effect securities transactions with brokers and dealers who provide the Series with research, analysis, advice and similar services, and Mitchell Hutchins may pay to those brokers and dealers, in return for brokerage and research services and analysis, a higher commission than may be charged by other brokers and dealers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins and its affiliates to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to such Series over the long term. In no instance will portfolio securities be purchased from or sold to PaineWebber, Mitchell Hutchins or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or any applicable exemptive orders. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for a Series.

     (c) Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of each Series and will furnish the Board with such periodic and special reports as PaineWebber or the Board reasonably may request. In compliance with the requirements of Rule 31a-2 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940

































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



Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

     (d) Mitchell Hutchins will oversee the computation of the net asset value and net income of each Series as described in the currently effective registration statement of the Fund under the Securities Act of 1933, as amended, and 1940 Act and any supplements thereto ("Registration
Statement") or as more frequently requested by the Board.

     (e) Mitchell Hutchins will assist in administering the affairs of the Fund and each Series, subject to the supervision of the Board and PaineWebber, and further subject to the following understandings:

          (i) Mitchell Hutchins will supervise all aspects of the operation of the Fund and each Series except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of affairs of the Fund and each Series.

          (ii) Mitchell Hutchins will provide the Fund and each Series with such administrative and clerical personnel (including officers of the Fund) as are reasonably deemed necessary or advisable by the Board and PaineWebber and Mitchell Hutchins will pay the salaries of all such personnel.

          (iii) Mitchell Hutchins will provide the Fund and each Series with such administrative and clerical services as are reasonably deemed necessary or advisable by the Board and PaineWebber, including the maintenance of certain of the books and records of the Fund and each Series.

          (iv) Mitchell Hutchins will arrange, but not pay for, the periodic preparation, updating, filing and dissemination (as applicable) of the Fund's Registration Statement, proxy material, tax returns and reports to shareholders of each Series, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

          (v) Mitchell Hutchins will provide the Fund and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     3.   Duties Retained by PaineWebber.  PaineWebber will continue to
          ------------------------------
provide to the Board and each Series the services described in subparagraph 3(e) of the Advisory Contract.































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



     4.   Further Duties.  In all matters relating to the performance of
          --------------
this Contract, Mitchell Hutchins will act in conformity with the Fund's Declaration of Trust, By-Laws and Registration Statement of the Fund and with the written instructions and directions of the Board and PaineWebber, and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act"), the rules thereunder, and all other applicable federal and state laws and regulations.

     5.   Services Not Exclusive.  The services furnished by Mitchell
          ----------------------
Hutchins hereunder are not to be deemed exclusive, and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6.   Expenses.  During the term of this Contract, Mitchell Hutchins
          --------
will pay all expenses incurred by it in connection with its services under this Contract.

     7.   Compensation. For the services provided and the expenses assumed
          ------------
by Mitchell Hutchins pursuant to this Contract with respect to each Series, PaineWebber will pay to Mitchell Hutchins a fee equal to 20% of the fee received by PaineWebber from the Fund pursuant to the Advisory Contract with respect to such Series, such compensation to be paid monthly.

     8.   Limitation of Liability.  Mitchell Hutchins and its delegates
          -----------------------
will not be liable for any error of judgment or mistake of law or for any loss suffered by PaineWebber or the Fund or the shareholders of any Series in connection with the performance of this Contract, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, trustee, employee or agent of the Fund shall be deemed, when rendering services to any Series of the Fund or acting with respect to any business of such Series or the Fund, to be rendering such services to or acting solely for the Series or the Fund and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.




































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



     9.   Duration and Termination.
          ------------------------

     (a) This Contract will become effective upon the date first above written, provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series' outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract will continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract will continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

     (c) Notwithstanding the foregoing, with respect to any Series, this Contract may be terminated by any party hereto at any time, without the payment of any penalty, on sixty days' written notice to the other party; this Contract also may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to Mitchell Hutchins and PaineWebber. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.

     10.  Amendment of this Agreement.  No provision of this Contract may
          ---------------------------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series' outstanding voting securities.

     11.  Governing Law.  This Contract shall be construed in accordance
          -------------
with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and the 1940 Act provided, however, that Section 12 will be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the State of Delaware or the
































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



Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12.  Limitation of Liability of the Trustees and Shareholders of the
          ---------------------------------------------------------------
Trust.  No Trustee, shareholder, officer, employee or agent of any Series
-----
shall be liable for any obligations of any Series or the Fund under this Contract, and Mitchell Hutchins agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Trustee, shareholder, officer, employee or agent. The Fund represents that a copy of its Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk.

     13.  Miscellaneous.  The captions in this Contract are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is affected by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
















































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



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                PAINEWEBBER INCORPORATED
Attest:


                               By:
---------------------------        -------------------------------

                              Title:
                                     ------------------------------

                               MITCHELL HUTCHINS ASSET
Attest:                          MANAGEMENT INC.



                               By:
---------------------------        -------------------------------

                              Title:
                                     ------------------------------

























































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





                              SCHEDULE A
                              ----------

1.   PaineWebber/Kidder, Peabody Municipal Money Market Series -
     Connecticut Series
2.   PaineWebber/Kidder, Peabody Municipal Money Market Series -
     New Jersey Series
3.   PaineWebber/Kidder, Peabody Municipal Money Market Series -
     New York Series




































































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